Exhibit 99.1

Neustar Reports Results for Fourth Quarter and Full-Year 2013
Reports Revenue of $902 million and Adjusted Net Income per Share of $3.53
STERLING, VA, January 29, 2014 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services and analytics, today announced results for the quarter and year ended December 31, 2013 and provided guidance for 2014.
Results for 2013 Compared to 2012

•	Revenue increased 8% to $902.0 million

•	Non-NPAC revenue increased 10% to $464.6 million

•	Net income increased 4% to $162.8 million, or $2.46 per share, an increase of 7%

•	Adjusted net income increased 13% to $233.5 million, or $3.53 per share, an increase of 16%
Results for Fourth Quarter 2013 Compared to Fourth Quarter 2012

•	Revenue increased 11% to $237.6 million

•	Non-NPAC revenue increased 15% to $128.3 million

•	Net income increased 1% to $38.1 million, or $0.59 per share, an increase of 5%

•	Adjusted net income increased 19% to $60.2 million, or $0.94 per share, an increase of 25%
“We made significant progress on our 2013 priorities. We delivered strong financial results, made investments to further our strategic objectives and aligned our organization to be client focused,” said Lisa Hook, Neustar's President and Chief Executive Officer. “We will continue to build on this progress, and remain confident in our prospects for growth and profitability in 2014 as we execute our strategy.”
Paul Lalljie, Neustar's Chief Financial Officer added, “Our full-year and fourth quarter results continue to demonstrate our strong business fundamentals. We generated double-digit revenue and adjusted net income growth in the fourth quarter, and we continued to generate strong free cash flow. In addition, we reduced our annual interest expense by $10 million through refinancing our outstanding debt and we bought back $285 million of our stock. In 2014, we will continue to focus on revenue growth, profits, and share repurchases.”

Business Outlook for 2014
Neustar's Business Outlook excludes the impact of contemplated share repurchases.

•	Revenue to range from $945 million to $970 million or growth of 5% to 8%

•	Adjusted net income to range from $233 million to $243 million or flat to growth of 4%

•	Adjusted net income per share is expected to range from $3.64 to $3.80, representing growth of 3% to 8%
Discussion of Full-Year 2013 Results
Revenue for the year totaled $902.0 million, an 8% increase from $831.4 million in 2012. This increase was due to stronger demand for our Marketing Services and Data Services and an increase in NPAC fixed-fee revenue in Data Registries.
Operating expense for 2013 totaled $612.7 million, a 10% increase from $554.7 million in 2012. This increase was driven by investments to support business growth. In particular, personnel and personnel-related expense increased $24.5 million driven by stock-based compensation expense and increased headcount. In addition, professional fees increased to pursue new business opportunities and advertising and marketing costs increased to promote awareness of the company's services.
Discussion of Fourth Quarter Results
Revenue for the fourth quarter totaled $237.6 million, an 11% increase from $214.2 million in 2012. This increase was due to stronger demand for our Marketing Services and Data Services and an increase in NPAC fixed-fee revenue in Data Registries.
Operating expense for the fourth quarter totaled $174.3 million, a 20% increase from $144.9 million in 2012. The increase was primarily driven by the addition of $12.0 million in operating expenses associated with inorganic opportunities in 2013. Excluding these expenses, operating expense for the fourth quarter would have increased 12%. In particular, personnel and personnel-related expense increased as a result of higher headcount to support the expansion of the company's operations and an increase in stock-based compensation. In addition, professional fees increased to pursue new business opportunities.
Liquidity and Capital Resources
As of December 31, 2013, cash, cash equivalents and investments totaled $223.3 million, a decrease of $120.6 million from $343.9 million as of December 31, 2012. This decrease primarily reflects share repurchases of $285.3 million and $105.4 million for acquired platforms, offset by the generation of $287.9 million from operations. As of December 31, 2013, the company's outstanding debt under its term facility and 4.5% senior notes was $616.3 million.
Conference Call
As announced on January 23, 2014, Neustar will conduct an investor conference call to discuss the company's results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company's website (www.neustar.biz). Those listening via the Internet should go to the website 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing 888-811-5408 (international callers dial 913-312-0374) and entering PIN 6903877.  For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Wednesday, February 5, 2014 by dialing 877-870-5176

(international callers dial 858-384-5517) and entering replay PIN 6903877, or by going to the Investor Relations tab of the company's website (www.neustar.biz).
Neustar will take questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release, the financial tables and other supplemental information are available on the company's website under the Investor Relations tab. This includes reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures that may be used periodically by management when discussing the company's financial results with investors and analysts.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analytics to the communications services, financial services, retail, and media and advertising sectors. Neustar applies its advanced, secure technologies to help its clients promote and protect their businesses. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's expectations, beliefs and business results in the future, such as its guidance regarding future results of operations.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions.  Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements.  The company cannot assure you that its expectations will be achieved or that any deviations will not be material.  Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.
These potential risks and uncertainties include, among others, general economic conditions in the regions and industries in which the company operates; the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company's operations resulting from network disruptions, security breaches or other events, an inability to obtain high quality data on favorable terms or otherwise, modifications to or terminations of its material contracts, the financial covenants in the company's secured credit facility and their impact on the company's financial and business operations; the company’s ability to complete its realignment efforts with minimal disruptions; the company's indebtedness and the impact that it may have on the company's financial and operating activities; the company's ability to incur additional debt; the variable interest rates applicable under the company's indebtedness and the effects of changes in those rates; the company's ability to successfully identify and complete acquisitions and integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of the company’s existing services; the company's ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; and business, regulatory and statutory changes related to the communications and Internet industries.  More information about risk factors, uncertainties and other potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's most recent Quarterly Report on Form 10-Q and subsequent periodic and current reports.  All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
	(unaudited)

Revenue	$214,172	$237,642	$831,388	$902,041
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	48,601	61,622	185,965	212,572
Sales and marketing	46,263	53,549	163,729	178,017
Research and development	6,311	5,697	29,794	27,993
General and administrative	19,798	27,173	81,797	93,930
Depreciation and amortization	23,914	26,292	92,955	100,233
Restructuring (recoveries) charges	(3)	—	489	2
	144,884	174,333	554,729	612,747
Income from operations	69,288	63,309	276,659	289,294
Other (expense) income:
Interest and other expense	(9,041)	(5,676)	(34,155)	(34,527)
Interest and other income	117	65	596	357
Income before income taxes	60,364	57,698	243,100	255,124
Provision for income taxes	22,584	19,647	87,013	92,372
Net income	$37,780	$38,051	$156,087	$162,752
Net income per share:
Basic	$0.57	$0.61	$2.34	$2.52
Diluted	$0.56	$0.59	$2.30	$2.46
Weighted average common shares outstanding:
Basic	66,309	62,207	66,737	64,463
Diluted	67,762	63,976	67,956	66,108

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2012	2013
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$340,255	$223,309
Restricted cash	2,543	1,858
Short-term investments	3,666	—
Accounts receivable, net	131,805	152,821
Unbilled receivables	6,372	10,790
Notes receivable	2,740	1,008
Prepaid expenses and other current assets	17,707	23,914
Deferred costs	7,379	6,324
Income taxes receivable	6,596	7,341
Deferred tax assets	6,693	8,774
Total current assets	525,756	436,139
Property and equipment, net	118,513	124,285
Goodwill	572,178	642,812
Intangible assets, net	288,487	275,141
Notes receivable, long-term	1,008	—
Other assets, long-term	20,782	28,704
Total assets	$1,526,724	$1,507,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,269	$9,620
Accrued expenses	85,424	94,457
Deferred revenue	49,070	54,004
Note payable	8,125	7,972
Capital lease obligations	1,686	1,894
Other liabilities	3,856	3,354
Total current liabilities	157,430	171,301
Deferred revenue, long-term	9,922	12,061
Note payable, long-term	576,688	608,292
Capital lease obligations, long-term	817	2,419
Deferred tax liabilities, long-term	114,130	82,164
Other liabilities, long-term	21,129	41,270
Total liabilities	880,116	917,507
Stockholders’ equity:
Common stock	86	87
Additional paid-in capital	532,743	602,796
Treasury stock	(604,042)	(893,852)
Accumulated other comprehensive loss	(767)	(797)
Retained earnings	718,588	881,340
Total stockholders’ equity	646,608	589,574
Total liabilities and stockholders’ equity	$1,526,724	$1,507,081

Reconciliation of Non-GAAP Financial Measures
In this press release and in other public statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below is the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure. This reconciliation should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.
Reconciliation of Net Income to Adjusted Net Income
The following is a reconciliation of net income to adjusted net income for the three and twelve months ended December 31, 2012 and 2013 and the year ending December 31, 2014. Management believes that this measure enhances investors' understanding of the company's financial performance and the comparability of the company's operating results to prior periods, as well as against the performance of other companies.

	Three Months Ended December 31,		Year Ended December 31,		Year Ending December 31,
	2012	2013	2012 (1)	2013	2014 (2)
	(in thousands, except per share data) (unaudited)
Revenue	$214,172	$237,642	$831,388	$902,041	$957,500

Net income	$37,780	$38,051	$156,087	$162,752	$140,000
Add: Stock-based compensation (3)	8,071	16,551	28,058	44,226	86,000
Add: Amortization of acquired intangible assets	12,569	13,352	50,281	50,486	56,000
Add: Loss on debt modification and extinguishment (4)	—	—	—	10,886	—
Add: Restructuring (recoveries) charges(5)	(3)	—	489	2	12,000
Add: Acquisition-related costs	—	1,225	—	2,149	—
Less: Adjustment for provision for income taxes (6)	(7,720)	(8,964)	(28,215)	(37,037)	(56,000)
Adjusted net income	$50,697	$60,215	$206,700	$233,464	$238,000
Adjusted net income margin (7)	24%	25%	25%	26%	25%
Adjusted net income per diluted share	$0.75	$0.94	$3.04	$3.53	$3.72
Weighted average shares outstanding - diluted	67,762	63,976	67,956	66,108	64,000

(1)	The amounts expressed in this column are derived from the company's audited consolidated financial statements for the year ended December 31, 2012.

(2)	The amounts expressed in this column are current estimates of the results for the full year as of the date of this press release. This reconciliation is based on the midpoint of the revenue guidance.

(3)
The amounts for three months and year ended December 31, 2013 include $3.6 million in cash consideration resulting from the acceleration of vesting for certain equity awards in connection with an acquisition completed in the fourth quarter of 2013.

(4)	Amount represents loss on debt modification and extinguishment related to the refinancing of the company’s 2011 credit facility in the first quarter of 2013.

(5)	Amounts represent restructuring charges related to the termination or relocation of certain employees and reduction in or closure of leased facilities.

(6)
Adjustment reflects the estimated tax effect of tax-deductible adjustments for stock-based compensation expense, amortization of acquired intangible assets, loss on debt modification and extinguishment, restructuring and acquisition-related costs, based on the effective tax rate for the applicable period. For the three and twelve months ended December 31, 2013, the company estimates that $43,000 and $0.3 million, respectively, of acquisition-related costs will be deductible for income tax purposes. For the three and twelve months ended December 31, 2013, the company estimates that $12.9 million and $40.6 million, respectively, of stock-based compensation expense will be deductible for income tax purposes.

(7)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Kim Hart (202) 533-2934 Kim.Hart@neustar.biz